Exhibit 5.1

SIDLEY AUSTIN LLP ONE SOUTH DEARBORN CHICAGO, IL 60603 (312) 853 7000 (312) 853 7036 FAX	BEIJING CHICAGO DALLAS FRANKFURT	GENEVA HONG KONG LONDON LOS ANGELES NEW YORK	SAN FRANCISCO SHANGHAI SINGAPORE TOKYO WASHINGTON, DC
FOUNDED 1866

July 20, 2006

Tribune Company

435 North Michigan Avenue

Chicago, IL 60622

Re:                               Tribune Company Registration Statement on Form S-3

Ladies and Gentlemen:

We refer to the Registration Statement on Form S-3 (the “Registration Statement”) being filed by Tribune Company, a Delaware corporation (the “Company”), with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the shelf registration of an unlimited amount of the Company’s (i) debt securities (the “Debt Securities”), which may be unsecured senior debt securities (the “Senior Debt Securities”) and/or unsecured subordinated debt securities (the “Subordinated Debt Securities”), and (ii) warrants to purchase Debt Securities (the “Warrants”).   The Senior Debt Securities are to be issued under the Indenture dated as of January 1, 1997 (the “Senior Indenture”) between the Company and Citibank, N.A., as successor trustee to The Bank of New York, which was successor trustee to Bank of Montreal Trust Company, and the Subordinated Debt Securities are to be issued under an Indenture (the “Subordinated Indenture”) dated as of April 1, 1999 between the Company and Citibank, N.A., as successor trustee to The Bank of New York, which was successor trustee to Bank of Montreal Trust Company. Any Warrants are to be issued under a Warrant Agreement, the form of which is filed as an exhibit to the Registration Statement (a “Warrant Agreement”).

We have examined the Registration Statement and the Exhibits thereto. We have also examined such records, documents and questions of law, and satisfied ourselves as to such matters of fact, as we have considered relevant and necessary as a basis for the opinions set forth below.

In rendering the opinions set forth below, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies, and the authenticity of the originals of such latter documents. With respect to any instrument or agreement executed or to be executed by any party other than the Company, we have assumed, to the extent relevant to the opinions set forth herein, that (i) such other party (if not a natural person) has been duly formed or organized and is validly existing and in good standing under the laws of its jurisdiction of formation or organization and (ii) such other party has full right, power and authority to execute, deliver and perform its

Sidley Austin LLP is a limited liability partnership practicing in affiliation with other Sidley Austin partnerships

Tribune Company
July 20, 2006

obligations under each instrument or agreement to which it is a party and each such instrument or agreement has been duly authorized (if applicable), executed and delivered by, and is a valid, binding and enforceable agreement or obligation, as the case may be, of, such other party.

Based on the foregoing and subject to the qualifications and limitations set forth below, we are of the opinion that:

1. The Company is duly incorporated and validly existing under the laws of the State of Delaware.

2. The Company has the corporate power and authority to authorize and sell the Debt Securities and the Warrants.

3. Each series of Senior Debt Securities will be legally issued and binding obligations of the Company (except to the extent enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws relating to or affecting the enforcement of creditors’ rights generally and by the effect of general principles of equity, regardless of whether enforceability is considered in a proceeding in equity or at law) when:  (i) any necessary supplemental indenture to the Senior Indenture shall have been duly executed and delivered by the Company and the trustee thereunder and qualified under the Trust Indenture Act of 1939 (the “TIA”), if necessary; (ii) the Company’s  Board of Directors or a duly authorized committee thereof shall have duly adopted final resolutions authorizing the issuance and sale of such series of Senior Debt Securities, as contemplated by the Registration Statement and the Senior Indenture; and (iii) such series of Senior Debt Securities shall have been duly executed and authenticated as provided in the Senior Indenture and the final authorizing resolutions and shall have been duly delivered to the purchasers thereof against payment of the agreed consideration therefor.

4. Each series of Subordinated Debt Securities will be legally issued and binding obligations of the Company (except to the extent enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws relating to or affecting the enforcement of creditors’ rights generally and by the effect of general principles of equity, regardless of whether enforceability is considered in a proceeding in equity or at law) when:  (i) any necessary supplemental indenture to the Subordinated Indenture shall have been duly executed and delivered by the Company and the trustee thereunder and qualified under the TIA, if necessary; (ii) the Company’s  Board of Directors or a duly authorized committee thereof shall have duly adopted final resolutions authorizing the issuance and sale of such series of Subordinated Debt Securities, as contemplated by the Registration Statement and the Subordinated Indenture; and (iii) such series of Subordinated Debt Securities shall have been duly executed and authenticated as provided in the Subordinated Indenture and the final authorizing resolutions and shall have been duly delivered to the purchasers thereof against payment of the agreed consideration therefor.

Tribune Company

July 20, 2006

5. Each issue of Warrants will be legally issued and binding obligations of the Company (except to the extent enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws relating to or affecting the enforcement of creditors’ rights generally and by the effect of general principles of equity, regardless of whether enforceability is considered in a proceeding in equity or at law) when:  (i) a Warrant Agreement relating to such issue of Warrants, substantially in the form filed as an exhibit to the Registration Statement, shall have been duly authorized, executed and delivered by the Company and duly executed and delivered by the Warrant Agent (as defined in such Warrant Agreement); (ii) the Company’s  Board of Directors or a duly authorized committee thereof shall have duly adopted final resolutions authorizing the issuance and sale of such issue of Warrants, as contemplated by the Registration Statement and such Warrant Agreement; and (iii) such issue of Warrants shall have been duly executed by the Company and countersigned by the Warrant Agent in accordance with such Warrant Agreement and the final authorizing resolutions and shall have been duly delivered to the purchasers thereof against payment of the agreed consideration therefor.

For the purposes of this letter, we have assumed that, at the time of the issuance, sale and delivery of each series of Senior Debt Securities, each series of Subordinated Debt Securities or each issue of Warrants, as the case may be: (i) the authorization thereof by the Company will not have been modified or rescinded, and there will not have occurred any change in law affecting the validity, legally binding character or enforceability thereof; (ii) in the case of the issue of Senior Debt Securities or Subordinated Debt Securities, the Senior Indenture or the Subordinated Indenture, as the case may be, will not have been modified or amended; (iii) in the case of the issue of Warrants, the terms and conditions of such Warrants and the related Warrant Agreement will be as expressly contemplated by the Registration Statement; and (iv) the Company’s Certificate of Incorporation and By-Laws, as currently in effect, will not have been modified or amended and will be in full force and effect.

This letter is limited to the General Corporation Law of the State of Delaware, the laws of the State of Illinois and the federal laws of the United States of America.

We do not find it necessary for the purposes of this letter to cover, and accordingly we express no opinion as to, the application of the securities or blue sky laws of the various states or the District of Columbia to sales of the Senior Debt Securities, the Subordinated Debt Securities or the Warrants.

Tribune Company

July 20, 2006

We hereby consent to the filing of this letter as an Exhibit to the Registration Statement and to all references to our firm included in or made a part of the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules or regulations promulgated thereunder.

Very truly yours,

/s/ Sidley Austin LLP